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EXHIBIT 10.2 (f)



                    FIFTH ADDENDUM TO AMENDED LOAN AGREEMENT

     This Fifth Addendum to Amended Loan Agreement (hereinafter referred to as "Fifth Addendum") is made and entered into as of this 27th day of June, 1996, as a Fifth Addendum to the Amended Loan Agreement (hereinafter referred to as "Agreement") dated February 2, 1995, with a Note Modification Agreement dated May 15, 1995 (hereinafter referred to as "First Addendum"), with a Second Addendum to Amended Loan Agreement dated June 15, 1995 (hereinafter referred to as "Second Addendum"), with a Third Addendum to Amended Loan Agreement dated July 15, 1995 (hereinafter referred to as "Third Addendum"), with a Fourth Addendum to Amended Loan Agreement dated May 15, 1996 (hereinafter referred to as "Fourth Addendum"), with an Assignment and Amendment of Amended Loan Agreement dated September 14, 1995 (hereinafter referred to as "Assignment"), and with an Addendum to Assignment and Amendment of Amended Loan Agreement dated October 18, 1995 (hereinafter referred to as "Addendum to Assignment") by and between Norwest Agricultural Credit, Inc. (hereinafter referred to as "Substitute Lender") and United Market Services Company (hereinafter referred to as "Borrower"), copies of which Agreement, First Addendum, Second Addendum, Third Addendum, Fourth Addendum Assignment, and Addendum to Assignment are by this reference incorporated as if fully set forth herein.

                                R E C I T A L S:

     WHEREAS, Borrower desires an extension of the June 15, 1995, maturity date of the Promissory Note referenced in the Second Addendum (also referred to as the Permanent Line in the Agreement).

     WHEREAS, Lender is willing to provide such an extension based on the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed by and between the parties as follows:


     1. INCORPORATION OF RECITALS AND AGREEMENT: The parties hereto incorporate as part of the Fifth Addendum the foregoing recitals and make the same a part of the Fifth Addendum and, similarly, incorporate by reference, the Agreement, First Addendum, Second Addendum, Third Addendum, Fourth Addendum, Assignment and Addendum to Assignment referred to hereinabove.

     2. EXTENDED DUE DATE: All references in the Second Addendum to a Promissory Note maturity of "June 15, 1996", are hereby modified to a maturity of "August 15, 1996".

     3. COVENANTS: Borrower acknowledges that it is in default with regard to covenants concerning stockholders' equity and ratio of EBITDA to interest and that failure to exercise its remedies relative thereto prior to and including the date hereof is in no manner to be construed to be a waiver of such rights by Substitute Lender.

     4. INCORPORATION OF TERMS: Except to the extent specifically referenced and modified by this Fifth Addendum, all of the remaining terms and conditions of the Agreement, the First Addendum, Second Addendum and Third Addendum, Fourth Addendum, Assignment, and Addendum to Assignment remain

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         in full force and effect, including, but not limited to, the obligations of Borrower as set forth therein.


     IN WITNESS WHEREOF, this Fifth Addendum has been executed by the parties hereto the date and year hereinabove. written.


                               NORWEST AGRICULTURAL CREDIT, INC.



                               By       Peter Atkins
                                  -------------------------
                                  Its   Vice President
                                      ---------------------

                               UNITED MARKET SERVICES COMPANY



                               By         Dean Bachelor
                                  ------------------------------
                                  Its    Chief Executive Officer
                                      --------------------------




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